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                                                                      EXHIBIT 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRANT

                                               Jurisdiction
          Subsidiaries (a)                     of Incorporation
          ----------------                     ----------------

Express, LLC (b)                               Delaware
Lerner New York, Inc. (c)                      Delaware
Lane Bryant, Inc. (d)                          Delaware
The Limited Stores, Inc. (e)                   Delaware
Henri Bendel, Inc. (f)                         Delaware
Structure, Inc. (g)                            Delaware
Limited Too, Inc. (h)                          Delaware
Galyan's Trading Company, Inc. (i)             Indiana
Mast Industries, Inc. (j)                      Delaware
Mast Industries (Far East) Limited (k)         Hong Kong
Limited Distribution Services, Inc. (l)        Delaware
Limited Service Corporation (m)                Delaware
Womanco Service Corporation (n)                Delaware
Victoria's Secret Stores, Inc. (o)             Delaware
Victoria's Secret Catalogue , LLC (p)          Delaware
Bath & Body Works, Inc. (q)                    Delaware
Gryphon Development, Inc. (r)                  Delaware
Intimate Brands Service Corporation (s)        Delaware
Intimate Brands, Inc. (t)                      Delaware

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(a)    The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of January 30, 1999.

(b) Express, LLC is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c) Lerner New York, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(d) Lane Bryant, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(e) The Limited Stores, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(f) Henri Bendel, Inc. is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(g)    Structure, Inc. is a wholly-owned subsidiary of the registrant.

(h)    Limited Too, Inc. is a wholly-owned subsidiary of the registrant.

(i) Galyan's Trading Company, Inc. is a wholly-owned subsidiary of the registrant.

(j) Mast Industries, Inc. is a wholly-owned subsidiary of Mast Industries (Delaware), Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(k) Mast Industries (Far East) Limited is a wholly-owned subsidiary of Mast Industries (Overseas),
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       Inc., which is a wholly-owned subsidiary of Mast Industries, Inc.

(l) Limited Distribution Services, Inc. is a wholly-owned subsidiary of LTDSP, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(m) Limited Service Corporation is a majority owned subsidiary of Mast Industries (Overseas), Inc.

(n) Womanco Service Corporation is a wholly-owned subsidiary of Womanco, Inc., a Delaware corporation and a wholly-owned subsidiary of the registrant.

(o) Victoria's Secret Stores, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(p) Victoria's Secret Catalogue, LLC is a wholly-owned subsidiary of Victoria's Secret Catalogue Holding LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(q) Bath & Body Works, Inc. is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(r) Gryphon Development, Inc. is a wholly-owned subsidiary of Gryphon Holding Corporation, a Delaware corporation, which is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(s) Intimate Brands Service Corporation is a wholly-owned subsidiary of Intimate Brands, Inc., a Delaware corporation and a majority owned subsidiary of the registrant.

(t)    Intimate Brands, Inc. is a majority owned subsidiary of the registrant.